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                                                          Exhibit 99.(m)(2)(ii)

                               AMENDED SCHEDULE A

NAME OF FUNDS


ING AIM Mid Cap Growth Portfolio
ING Alliance Mid Cap Growth Portfolio
ING Capital Guardian Large Cap Value Portfolio
ING Capital Guardian Managed Global Portfolio
ING Capital Guardian Small Cap Portfolio
ING Developing World Portfolio
ING Eagle Asset Capital Appreciation Portfolio
ING Evergreen Health Sciences Portfolio
ING Evergreen Omega Portfolio
ING FMR(SM) Diversified Mid Cap Portfolio
ING Goldman Sachs Internet Tollkeeper(SM) Portfolio
ING Hard Assets Portfolio
ING International Portfolio
ING Janus Special Equity Portfolio
ING Jennison Equity Opportunities Portfolio
ING JPMorgan Small Cap Equity Portfolio
ING Julius Baer Foreign Portfolio
ING Legg Mason Value Portfolio
ING Limited Maturity Bond Portfolio
ING Marsico Growth Portfolio
ING Mercury Focus Value Portfolio
ING Mercury Fundamental Growth Portfolio
ING MFS Mid Cap Growth Portfolio
ING MFS Research Portfolio
ING MFS Total Return Portfolio
ING PIMCO Core Bond Portfolio
ING PIMCO High Yield Bond Portfolio
ING Salomon Brothers All Cap Portfolio
ING Salomon Brothers Investors Portfolio
ING T. Rowe Price Capital Appreciation Portfolio
ING T. Rowe Price Equity Income Portfolio
ING UBS U.S. Balanced Portfolio
ING Van Kampen Equity Growth Portfolio
ING Van Kampen Global Franchise Portfolio
ING Van Kampen Growth and Income Portfolio
ING Van Kampen Real Estate Portfolio

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DIRECTED SERVICES, INC.
1475 Dunwoody Drive, West Chester, PA 19380


February 25, 2004


ING Investors Trust
7337 East Doubletree Ranch Road
Scottsdale, Arizona  85258

Re: Reduction in Fee Payable under the ING Investors Trust Shareholder Service and Distribution Plan


Ladies and Gentlemen:

For the funds listed on the attached AMENDED SCHEDULE A to the ING Investors Trust Shareholder Service and Distribution Plan (the "Distribution Plan"), Directed Services, Inc. ("DSI") hereby extends the waiver of a portion of the distribution fee payable to DSI under the Distribution Plan in an amount equal to 0.15% per annum on the average daily net assets attributable to Class R Shares as if the distribution fee specified in the Distribution Plan were 0.35% for the period August 1, 2003 through and including December 31, 2004.

Please indicate your agreement to this reduction in fee by executing below in the place indicated.


                                                 Sincerely,

                                                 /s/ David L. Jacobson

                                                 Dave Jacobson
                                                 Chief Compliance Officer
                                                 and Executive Vice President


Agreed and Accepted:
ING Investors Trust


By:  /s/ Robert S. Naka
     ------------------
     Robert S. Naka
     Senior Vice President